Exhibit 10.2
          First Supplemental Indenture (this “Supplemental Indenture”), dated as of February 22, 2010, among Merix Corporation (“Merix”), an Oregon corporation and a subsidiary of Viasystems, Inc. (or its permitted successor), a Delaware corporation (the “Company”), Merix Asia, Inc., an Oregon corporation and an indirect subsidiary of the Company (together with Merix, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 24, 2009 providing for the issuance of the Company’s 12.00% Senior Secured Notes due 2015 (the “Notes”);
          WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Security Documents without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency;
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Amendment to Article Four of the Indenture. Section 4.03(e) of the Indenture is hereby deleted in its entirety and replaced by the following to cure an ambiguity:
          “(e) In addition, if any time Parent or any direct or indirect parent holding company of the Company becomes a guarantor of the Notes in accordance with the Indenture (there being no obligation of any such entity to do so), such entity has no material assets other than cash, Cash Equivalents, receivables owed by any of its Subsidiaries to such entity and the Capital Stock of the Company and any other direct or indirect parent holding company of the Company, the reports, information and other documents required to be filed pursuant to this Section 4.03 may, at the option of the Company, be furnished by and be those of such entity rather than the Company.”
          3. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

          4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Note Documents or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          5. Instruments to be Read Together. This Supplemental Indenture is an indenture supplemental to the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.
          6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
          Dated: February 22, 2010

Merix Corporation Merix Asia, Inc.
By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and General Counsel and Secretary

Viasystems, Inc.
By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and General Counsel and Secretary

Viasystems International, Inc. Viasystems Technologies Corp., LLC By: Viasystems, Inc. as sole member
By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and General Counsel and Secretary

Wilmington Trust FSB as Trustee
By:	/s/ Joseph P. O’Donnell
Authorized Signatory

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